

JUNE 2003

MATRIX SERVICE

INDUSTRIAL SERVICE CONTRACTOR

INVESTOR PRESENTATION

www.matrixservice.com

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

FORWARD-LOOKING STATEMENT

This presentation contains certain forward-looking statements concerning Matrix Service Company's operations, economic performance and management's best judgement as to what may occur in the future. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, many of which are beyond the control of the Company, and any one of which, or a combination of which, could materially affect the results of the Company's operations. Such forward-looking statements are subject to a number of risks and uncertainties as identified in the Company's first and second quarter fiscal 2003 10-Qs and in the Annual Report (10-K) for the year ended May 31, 2002.

MATRIX SERVICE

INDUSTRIAL SERVICE CONTRACTOR

COMPANY TIMELINE

April 1984	Founded in Tulsa, Oklahoma
September 1990	Initial Public Offering
December 1992	Acquired Colt Construction Co. – Bellingham, Washington
June 1993	Acquired Heath Engineering Co. Ltd. – Sarnia, Ontario, Canada
March 1994	Acquired Brown Steel Contractors – Newnan, Georgia
June 1997	Acquired General Services Corporation – Newark, Delaware
March 1999	Bradley Vetal named President & Chief Executive Officer
August 1999	Brown Steel Contractors Sold to Caldwell Tanks, Inc.
February 2001	Refocused Construction Services Towards Core Client Base
May 2001	Engaged Citigate Markowitz & McNaughton, Inc. to Assist with Acquisition Program
May 2001	Began Construction at Port of Catoosa to Consolidate Tulsa Operations
March 2003	Acquired Hake Group, Inc. – Eddystone, Pennsylvania

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

GEOGRAPHIC LOCATIONS



MATRIX
PLANT SERVICES HEADQUARTERS
CONSTRUCTION SERVICES HEADQUARTERS
BELLINGHAM, WA
MATRIX
ALTON, IL
MATRIX
TEMPERANCE, MI
MATRIX
SARNIA ONTARIO
CANADA
ALLENTECH
BETHLEHEM, PA
MATRIX
BRISTOL, PA
MATRIX/HAKE
EDDYSTONE, PA
MATRIX
NEWARK, DE
MATRIX
BAY POINT, CA
MATRIX
ORANGE, CA
MATRIX
SALT LAKE CITY, UT
MATRIX
SUMMERVILLE, SC
MATRIX CORPORATE HEADQUARTERS
ALLENTECH
TULSA, OK
MATRIX
FABRICATION DIVISION
CATOOSA, OK
MATRIX
NEW TANK CONSTRUCTION
TANK MAINTENANCE & REPAIR
CATOOSA, OK
ENVIRONMENTAL PROTECTION SVCS
HOUSTON, TX
MATRIX
HOUSTON, TX
★ CORPORATE OFFICE
• OPERATING FACILITY
▲ FABRICATION FACILITY

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

CORE VALUES

- Core Values
  - Commitment to Safety
    Provide a safe work environment through effective training, planning & execution
  - Integrity
    Do the right thing every time
  - Positive Relationships
    Build positive relationships through mutual respect and communication
  - Deliver the Best
    Dedicated to being the best at everything we do

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

OPERATING SEGMENTS PRODUCTS & SERVICES

Aboveground Storage Tank (AST) Services

- Tank Construction
- Tank Repair & Maintenance
- Power Work
- Fabrication
- Products
  - Allentech
  - Environmental Protection Services (EPS)



Plant Services

- Plant Maintenance
- Refinery/Plant Turnarounds
- Plant - Small Capital Projects



Construction Services

- Turnkey Construction Projects
- Capital Projects up to $25 Million

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

CUSTOMER BASE

- Major Integrated Oil Companies
- Independent Refineries and Marketers
- Marketing and Pipeline Terminals
- Petrochemical Companies
- Power
- Manufacturing Plants and Facilities
- Pulp and Paper
- Agricultural/Fertilizer Industries



MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

STRATEGIC RELATIONSHIPS

Currently we have a strategic relationship, of some degree, with each of the following companies:

- **British Petroleum/Amoco/Arco**
- **Chevron**
- **Colonial Pipeline**
- **Exxon/Mobil**
- **MAP**
- **Shell/Texaco**
- **Sun**
- **Buckeye Pipe Line**



These strategic relationships allow us to:

- Reduce financial risk
- Maintain base work load
- Improve profitability

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

MARKET OVERVIEW

- American Petroleum Institute Estimates Approximately 700,000 Aboveground Storage Tanks in the U.S.
- Industry Estimates That $100-200 Million Per Refinery Needed in Capital Improvements Over Next 3-5 Years to Meet EPA's Clean Fuel Requirements
- Electricity Demand is Projected to Grow Sharply Over the Next 20 Years and the U.S. Will Need About 393,000 MW of New Generating Capacity By 2020 to Meet the Growing Requirements
- Increased Spending to Convert Facilities for Ethanol vs MTBE
- SCR (Selective Catalytic Reduction) Work

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

PETROLEUM INDUSTRY TRENDS

- Consolidation of Downstream Facilities
- Major Personnel Reduction Through Staff Cutbacks, Early Retirement, and Attrition Has Led to More Maintenance & Repair Work Being Outsourced
- Bundled Services
  - Reduction in Quantity of In-plant Contractors
- Demand for Suppliers to Have Strong Safety Program with Drug Free, Safety Certified Employees
- Strategic Relationships
- Increased Demand for Storage Capacity
- Refinery Expansions and Upgrades
- Pipeline Operator Qualification (POQ) Requirements

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

SAFETY PERFORMANCE

- The foundation of Matrix's safety culture is communication, accountability and training.
- Safety Accountability Program holds all levels of operations management accountable for safety performance.
- OSHA Recordable Rate is consistently below 2.0
- Experience Modification Rate (EMR) - .70
- Cost per injury - $.19/manhour (14% annual decrease over last three years)



MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

COMPETITIVE ADVANTAGES

- **Broad Geographic, Operational & Fabrication Base within the U.S.**
- **Emerging as Domestic Industry Leading Provider of Tank Construction, Repair and Maintenance Services**
- **Full-Service Provider**
  - **Commitment to Safety with Established In-house Training Programs, Company Wide Drug/Alcohol Testing Programs & Safety Professionals in all Locations**
  - **Professional Engineering & Quality Assurance Personnel Augmenting Reduction in Staff of Customer Base**
- **Solid Reputation, Predictable Revenue Stream, Strong Relationships with Major Integrated Oil Companies**
- **Strong Financial Condition**



MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

COMPETITION

- **Tank Repair/Maintenance and Products**
  - National/International Companies
    (Chicago Bridge & Iron/Pitt-Des Moines, Inc.)
  - Small Local or Regional Companies
    (Tanco, Tarsco, HMT, Consolidated)
- **Tank Construction**
  - National/International Companies
    (Chicago Bridge & Iron/Pitt-Des Moines, Inc.)
  - Small Local or Regional Companies
    (Pasadena, Fisher, American Tank & Vessel)
- **Plant Services**
  - (Brown & Root, Fluor, Starcon, Jacobs Engineering, Phillips Services, Timec)
- **Specialty Construction**
  - (Fluor, Foster Wheeler, Brown & Root, Bechtel, Chicago Bridge & Iron and Smaller Regional Providers)

MANAGEMENT

Management	Title	Years in Industry
Bradley S. Vetal	President, CEO and Director	20
Michael J. Hall	Vice President Finance, CFO and Director	5
George L. Austin	Vice President Financial Reporting & Technology	9
Vance R. Davis	Vice President of Eastern Operations	21
John S. Newmeister	Vice President of Marketing	32
Bradley J. Rinehart	Vice President of Midwestern Operations	16
Glen W. Rogers	VP of Products, Technical & Support Services	27
James P. Ryan	Vice President of Western Operations	24

Long-Term Objectives

- Grow Matrix to at least a $850 Million Company by May 2008
- Achieve a Pre-Tax Pre-Interest Profit Margin of 7%
- Seek Accretive, Strategic Acquisitions to Enhance Core Business

Strategies

- **Maintain Emphasis on Margins**
- **Implement Strategic Internal Growth Plans for Each Segment**
  - Capitalize on the added capabilities and relationships resulting from the Hake acquisition.
  - Expand Plant Services Geographically
  - Increase Market Share for Construction Services
  - Increase Market Share for Tank Construction
    - Emphasis on Cryogenic and “Specialty” Storage Projects

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

STRATEGIES continued

- ➡ Grow with the Market for Tank Repair & Maintenance
- ➡ Focus Construction Services on Capital Spending of Core Client Base
- ➡ Pursue Opportunities in Power Sector

- **Train and Recruit Personnel to Facilitate Internal Growth**
- **Continue Process/Procedure Standardization and Cost Reduction**
- **Pursue Strategic Acquisitions Which Complement Core Businesses**

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

ACQUISITION STRATEGY

- Must complement core business.
- Immediately accretive to earnings.
- Of sufficient size (no one man shows).
- Shares our core values and has a similar culture.
- Not a consolidator or a liquidator. Bigger isn't always better.
- We view people as a key asset.

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

INVESTMENT OPPORTUNITY

Hake was an attractive investment opportunity for a number of reasons:

- Outstanding revenue growth supported by valuable contracts in place and significant opportunities for continued expansion.
- Unique and unparalleled contracting capabilities.
- Expert process knowledge and diversified technical expertise.
- Market-leading labor relationships in the mid-Atlantic region.
- Strong customer relationships.
- Low-risk, cost reimbursable contract structures providing strong margins.
- Experienced management team.
- Excellent end market dynamics.
  - Power generation market.
  - Petrochemical market.
- Strong commitment to customer service and quality performance.

FINANCIAL HIGHLIGHTS

MATRIX SERVICE

INDUSTRIAL SERVICE CONTRACTOR

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

HISTORICAL YEARLY DATA

Amounts in millions (except per share data)

	2002 Total	2001 Total	2000 Total	1999 Total	1998 Total
Consolidated Revenues	$222.5	$190.9	$193.8 (3)	$211.0 (3)	$225.4 (3)
Gross Profit	25.3	22.5	20.5	14.0	18.6
Gross Margin	11.4%	11.8%	10.6%	6.6%	8.3%
Operating Income	9.0	7.5	6.8	(11.5)	(16.3)
Net income	5.9	4.6	6.6	(12.6)	(11.6)
EPS Fully Diluted	$0.73	$0.54	$0.50 (1)	($0.83) (2)	($1.22)

(1) Fully Taxed EPS

(2) Fully Taxed EPS

(3) Includes revenues from exited operations

MATRIX SERVICE

INDUSTRIAL SERVICE CONTRACTOR

OPERATING RESULTS – YEAR ENDED

($ in 000's except per share data)	Year Ended May 31, 2002					
	AST Services	Construction Services	Plant Services	Total	Exited Operations [1]	Total Consolidated
Gross revenues	$ 166,800	$ 26,800	$ 30,900	$ 224,500	-0-	$ 224,500
Less Inter-segment revenues	(2,000)	-0-	-0-	(2,000)	-0-	(2,000)
Consolidated revenues	164,800	26,800	30,900	222,500	-0-	222,500
Gross profit	18,700	2,900	3,700	25,300	-0-	25,300
Operating income (loss)	6,700	1,200	1,100	9,000	-0-	9,000
Pre-tax income (loss)	7,300	1,200	1,000	9,500	-0-	9,500
Net income	4,500	800	600	5,900	-0-	5,900

($ in 000's except per share data)	Year Ended May 31, 2001					
	AST Services	Construction Services	Plant Services	Total	Exited Operations [1]	Total Consolidated
Gross revenues	$ 140,700	$ 18,400	$ 33,200	$ 192,300	-0-	$ 192,300
Less Inter-segment revenues	(1,200)	(200)	-0-	(1,400)	-0-	(1,400)
Consolidated revenues	139,500	18,200	33,200	190,900	-0-	190,900
Gross profit	18,900	200	3,400	22,500	-0-	22,500
Operating income (loss)	7,900	(1,000)	1,200	8,100	(600)	7,500
Pre-tax income (loss)	8,100	(1,600)	1,200	7,700	(600)	7,100
Net income	5,200	(1,000)	800	5,000	(400)	4,600

[1] *Exited Operations include Municipal Water Services and Fluid Catalytic Cracking Units (FCCU)*

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

NINE MONTHS OPERATING RESULTS

($ in 000's except per share data)	Nine Months Ended February 28, 2003			
	AST Services	Construction Services	Plant Services	Total Consolidated
Gross revenues	$ 123,400	$ 29,100	$ 14,200	$ 166,700
Less Inter-segment revenues	(2,200)	-0-	-0-	(2,200)
Consolidated revenues	121,200	29,100	14,200	164,500
Gross profit	15,700	4,100	400	20,200
Operating income (loss)*	5,500	2,300	(1,200)	6,600
Pre-tax income (loss)*	6,100	2,200	(1,200)	7,100
Net income*	3,900	1,400	(800)	4,500
EPS Fully Diluted*				$0.55

($ in 000's except per share data)	Nine Months Ended February 28, 2002			
	AST Services	Construction Services	Plant Services	Total Consolidated
Gross revenues	$ 119,800	$ 16,000	$ 21,500	$ 157,300
Less Inter-segment revenues	(600)	-0-	-0-	(600)
Consolidated revenues	119,200	16,000	21,500	156,700
Gross profit	13,100	1,700	2,600	17,400
Operating income (loss)*	4,700	600	600	6,000
Pre-tax income (loss)*	5,200	700	500	6,500
Net income*	3,200	400	300	4,000
EPS Fully Diluted*				$0.50

*Combined totals reflect impact of Other Services

MATRIX SERVICE
INDUSTRIAL SERVICE CONTRACTOR

BALANCE SHEET

February 28, 2003

ASSETS (000'S)		LIABILITIES & EQUITY (000'S)	
Total current assets	$45,644	Total current liabilities	$23,629
Property, plant & equipment	$69,720	Deferred taxes	$2,275
Less accumulated depreciation	$27,956		
		Long-term debt	$8,188
Net	$41,764		
		Total stockholders' equity	$65,476
Goodwill	$10,981		
Other assets	$1,179		
Total assets	$99,568	Total liabilities and stockholders' equity	$99,568

MATRIX SERVICE

INDUSTRIAL SERVICE CONTRACTOR

CASH FLOW

	Nine Months Ended February 28		Twelve Months Ended May 31		
($000's)	2003	2002	2002	2001	2000
Net Income	$ 4,528	$ 4,029	$ 5,881	$ 4,580	$ 6,616
Tax expense	2,554	2,483	3,607	2,480	580
Interest expense - net	195	141	218	230	291
Depreciation	3,777	3,448	4,639	4,187	3,410
Amortization	-	254	341	353	484
EBITDA	$11,054	$10,355	$ 14,686	$ 11,830	$ 11,381

THE HAKE GROUP

A MATRIX SERVICE COMPANY

History

Through strategic acquisitions and new and expanded customer relationships, Hake has evolved into a diversified, full-service contractor.

- **1919** — Founded by Frank W. Hake in Philadelphia, PA as a hauling and transportation contractor.
- **1976** — Founds Bogan, Inc. to provide electrical contracting services.
- **1986** — Acquires I&S, Inc., a provider of civil contracting services.
- **1991** — Acquires Nelson Co. and founds Mechanical Construction, Inc. to provide mechanical contracting services.
- **1996** — Augments mechanical and electrical contracting services with the acquisition of Mid-Atlantic Constructors, Inc.
- **1997 - 2000** — CFO Alan Segal and COOs Sid Laytin and Walt MacFarland join the Company.
- **2001** — Begins construction on its $40 million Hay Road power facility project and $26 million Liberty Generating Station project.
- **2002** — Selected as general contractor in a joint venture with Ragnar Benson for the Dominion Resources Fairless Hills power generation facility project.



Experienced Management Team

Hake's management team includes individuals with a variety of complementary backgrounds in finance, operations, and corporate strategy implementation that have led the Company's transformation into a diversified, large-scale contractor.

Management Team

Name	Title	Age	Years With Company	Years In Industry
Executive Management Team				
Frank W. Hake	Chief Executive Officer	52	30	30
Alan Segal (1)	Chief Financial Officer	63	5	30
Sidney Laytin	Chief Operating Officer	51	4	4
Walt MacFarland	Chief Operating Officer	52	2	32
Jim Harris	Senior Vice President, Business Development	54	32	32
Joe Nestel	Executive Vice President, Legal and Insurance	63	46	46
Senior Management Team				
Mike Bray	President, Mechanical Construction, Inc. ("MCI")	43	11	25
Jim Bogan	President, Bogan, Inc.	46	21	23
Jim Dougherty	President, Mid-Atlantic Constructors, Inc. ("MAC")	49	7	30
Jack Morris	Vice President, I&S/HSI Inc.	64	15	45
Jim Price	President, Frank W. Hake, Inc.	45	24	24
Jim Nevins	Vice President, Operations Support	53	4	28
		Total	201	349
		Average	17	29

(1) Mr. Segal's thirty years of industry experience include his experience as Hake CFO and his CPA experience with Hake and similar clients.

Hake maintains a strong safety record as a result of the numerous safety initiatives and goals established by the Company in the past ten years.

- Hake's strong safety record and reputation have benefited the Company's employee recruiting and retention efforts and resulted in lower workers' compensation costs.
- Hake has received nineteen awards for safety excellence since 1993.
- The Company maintains an Experience Modification Rate of 0.6, significantly below the industry average of 1.0.
- As a result of the Company's strong safety performance on its projects for Sunoco, Hake was recently upgraded to Preferred Contractor by the customer.


Safety Record
16
14
12
10
8
6
4
2
0
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
OSHA Recordable Rate
Lost Workday Case Rate

THE HAKE GROUP
A MATRIX SERVICE COMPANY

Customers

Hake serves a variety of blue-chip customers in the power, petroleum refinery, chemical, and manufacturing industries that are attracted by the Company's diverse set of turnkey capabilities.

Top Ten Customers
For the Fiscal Years Ended June 30
($ in 000s)

	2002	
Customer	Amount	%
Conectiv	$42,804	24.5
Coastal Eagle Point	25,689	14.7
Duke/Fluor Daniel	21,511	12.3
PECO	11,693	6.7
Sunoco	10,909	6.2
Stone & Webster	5,452	3.1
General Electric	4,934	2.8
Washington Group	3,210	1.8
Chicago Bridge & Iron Co.	3,208	1.8
Amergen	3,097	1.8
2002 Top Ten Customers	$132,508	75.8
2002 Total Revenues	$174,808	100.0

Hake generates approximately $80 million in net revenues each year from ongoing maintenance projects for power, petrochemical, and manufacturing customers.

Contract Structure

A significant portion of Hake's revenues are derived from low-risk, strong margin cost reimbursable contracts.

- The majority of Hake's projects in 2002 were structured as time and material ("T&M") contracts, under which Hake bills customers for labor and material costs at marked-up rates.
- Hake also utilizes cost plus fixed fee contract structures, which use a set fee to cover Hake's overhead and administrative expenses with the remaining costs of each project expensed as a normal T&M project.
- Under fixed price contracts, costs are carefully factored into the Company's bids.

Contract Structure Breakdown

(Weighted based on dollar value of Hake's contracts)

For the Fiscal Years Ended June 30,

Contract Structure	2000	2001	2002
T&M	50%	48%	41%
Fixed Price	50%	40%	36%
Cost Plus Fixed Fee	0%	12%	23%

Competitors



Hake competes against smaller, regional contracting firms such as Nooter and J. J. White that have limited service capabilities, as well as national companies such as Bechtel, Dick Corporation, Foster Wheeler, and Alberici.

- Hake competes effectively against local contractors because it offers a broader array of contracting capabilities.
- The Company is often awarded contracts over national competitors because of its reputation in the mid-Atlantic region and strong relationships within the regional labor market.

Hake utilizes two cost-effective, low-overhead facilities to support its operations.

Headquarters - Eddystone, PA

- Hake leases its 70,000 square foot headquarters building, which houses the Company's management, administrative, human resources, accounting, billing, sales and marketing, equipment and tool inventory, dispatch, storage, and warehousing operations.



Pipe Fabrication Facility - Holmes, PA

- The Company owns a 15,000 square foot state-of-the-art pipe fabrication facility, which is primarily used by MAC and is the largest facility of its kind in the Delaware Valley.



Hake, as a loyal union contractor, fills the majority of its permanent and temporary skilled labor needs through local unions with a broad range of skilled labor expertise.

- The Company enjoys excellent, market leading relationships with all of the unions from which it hires its workers.
- Hake has developed a strong reputation among the local unions as a safe and fair employer.
- Hake maintains memberships with various local contractors' associations, which negotiate new contracts with unions for all contractors in the area every three years.
- The Company is represented on The National Maintenance Agreements Policy Committee, Inc. ("NMAPC), which administers a collective bargaining agreement utilized by over 3,600 industrial contractors employing members of fourteen participating building trades unions throughout the U.S.

Divisional Overview

Hake, through its five divisions, is the only contractor in the mid-Atlantic region capable of providing turnkey mechanical, electrical, and civil contracting, heavy transportation, and rigging services.

Divisional Overview

($ in 000s)

Business Unit	2002 Revenues	Primary Capabilities	Permanent Field Supervisors	Permanent Divisional and Corporate Employees
Mid-Atlantic Constructors, Inc.	$68,891	Mechanical contracting and pipefitting	30	9
Bogan, Inc.	44,588	Electrical contracting	60	17
I&S	26,970	Civil contracting, general contracting, structural steel erection, and concrete work	25	6
Frank W. Hake, Inc.	19,668	Heavy lifting, specialty transportation, and millrighting	20	14
Mechanical Construction, Inc.	14,691	Boiler work	15	3
Total Revenue	**$174,808**			

MAC MID-ATLANTIC CONSTRUCTORS

BOGAN

I&S Company General Contractors

HSI

HAKE

MCI MECHANICAL CONSTRUCTION

Divisional Overview - Frank W. Hake, Inc.

Frank W. Hake, Inc. specializes in heavy lifting, specialty transportation, and millwrighting.

- Over its 80-year history, the division has developed expertise in hauling and lifting heavy components utilizing its extensive inventory of jacking towers, rolling gantries, modular hydraulic trailers, and the Company's proprietary hydraulic gantries and Strand Lifting System.
- The division owns and operates 72 lines of Goldhofer and Scheuerle heavy haul trailers, which is more than any other competitor in the region.
- Frank W. Hake's heavy lifting, transportation, and installation capabilities provide the Company with a distinct advantage over its mechanical and electrical contracting competitors.


HAKE
HAKE, IN

THE HAKE GROUP
A MATRIX SERVICE COMPANY

Divisional Overview - Bogan, Inc.

BOGAN

Bogan is a versatile electrical contractor for the power, petrochemical, and manufacturing industries.

- This division was founded in 1976 by James D. Hake and Jim Bogan to broaden Hake's construction capabilities.
- Bogan's electrical services include new plant construction, substation construction, and plant maintenance, as well as process control instrument installation and fiber optics installation through it's Fiberspec division.



Completed Project - Reliant Liberty Generating Station

In 2001, Hake was awarded the electrical, piping, and heavy hauling of major components for the Liberty Generating Station construction project in Eddystone, Pennsylvania.

- The Liberty facility, owned by Reliant Resources, Inc., is a 550-megawatt ("MW") two-on-one combined cycle power generation facility.
- In total, the Liberty project contributed approximately $35 million of revenues for the Company in fiscal 2001 and 2002.



THE HAKE GROUP
A MATRIX SERVICE COMPANY

Current Project - Conectiv Bethlehem Facility

In 2002, Hake was awarded the turnkey CT erection, electrical and instrumentation installation, and heavy hauling components of the Conectiv Bethlehem project.

- All of the Company's divisions are involved in the project.
- The facility is a 1,100 MW combined-cycle power generation facility with two side-by-side, three-on-one blocks utilizing Siemens gas turbines.



Current Project - Dominion Fairless Energy Works

In 2002, Hake, through a joint venture with Ragnar Benson, was awarded the above-ground contract for the Dominion Fairless Energy Works power generation facility project.

- Hake will provide the power piping, HRSG erection, centerline installation, rigging and hauling, electrical and instrumentation installation, and project management.
- Separately, Hake will perform the underground mechanical contracting services for the below-ground construction portion of the project.
- The facility is a 1,200 MW, combined-cycle, gas-fired power generation facility with GE turbines.
- Hake mobilized on the site in July 2002 and begins construction in September. The project should be completed by early 2004.

Hake's 150-mile operating radius in the mid-Atlantic region is among the most robust in the country in terms of demand for energy-related contracting services, insulating Hake from the slowdown in new capacity additions at the national level.

- Independent power producers ("IPPs") hoping to capitalize on the increasing electric needs of New York City and other metropolitan areas in the mid-Atlantic U.S. view Pennsylvania as the most attractive location for new power generation facilities.
- There are projects in Hake's region that the Company is not pursuing because of its existing commitments on large jobs; these other projects provide an alternative source of revenues in the event any current project does not materialize.

In addition, management estimates that projects relating to the re-powering and/or environmental upgrades of aging power facilities in the mid-Atlantic U.S. will provide a valuable pipeline of opportunities in future years.

- The majority of existing power generation facilities in New Jersey, Pennsylvania, and Delaware were constructed prior to 1975.

Existing Generating Capacity in PA, NJ, and DE by Year of Installation[1, 2]

As of December 31, 1999


1990 - 1999
7%
Before 1950
6%
1980 - 1989
6%
1950 - 1959
25%
1970 - 1979
37%
1960 - 1969
19%
Less than 3 Decades Old
More than 3 Decades Old

Source: Energy Information Administration.

(1) Includes all generating units in excess of 50 MW of nameplate capacity.

(2) Excludes all nuclear and hydroelectric generating facilities.

Divisional Overview - Mid-Atlantic Constructors, Inc.

Mid-Atlantic Constructors, Inc. ("MAC") provides mechanical contracting services, primarily pipefitting, for new construction and maintenance projects.

- MAC owns and operates a state-of-the-art fabrication facility that is twice as large as its local competitor's facility.
- Because approximately 50% of Hake's jobs require pipefitting and many of Hake's competitors do not offer this service, MAC has allowed Hake to expand the size and scope of its projects.



Divisional Overview - I&S

I&S/HSI is a full-service civil/general contractor that specializes in structural steel fabrication and erection and concrete construction.

- Hake leverages the civil contracting capabilities of I&S in order to gain an advantage over competitors that can only offer these additional services through subcontractors which adds mark-ups and added supervision to their costs.



Divisional Overview - Mechanical Construction, Inc.

Mechanical Construction, Inc. ("MCI") provides boiler installation and repair services for utilities, refineries, and manufacturers.

- MCI recently added HRSG erection to its list of capabilities.
- MCI differentiates itself from its competitors through its superior cost controls, responsiveness, and ability to work extremely quickly to complete time-sensitive projects.
  - Accessible twenty-four hours per day.
  - Capable of deploying a team to an emergency project in less than two hours.



THE HAKE GROUP
A MATRIX SERVICE COMPANY

Completed Project - Kvaerner Shipyard

In 2001, European conglomerate Kvaerner ASA contracted Hake to install the complex foundation and rail station for Dry Dock #4 at the Kvaerner Shipyard in Philadelphia, PA.

- Hake's services for the project included:
  - Civil contracting and concrete work.
  - Rail alignment and heavy lifting.
- The project generated $3.3 million in revenues for Hake.



Completed Project - El Paso Eagle Point Refinery

In 2001, Hake performed turnkey services for the Eagle Point Refinery CO2 Boiler Installation project in New Jersey.

- Hake's services for the project included:
  - Installation of four CO2 auxiliary boilers.
  - Fabrication and in stallion of power, steam, condensate, and natural gas piping.
  - Installation of 1,500 feet of heat tracing, 2,400 feet of cable, and 3,800 feet of cable tray, as well as the refinery's instrumentation and new control room.
  - Heavy transportation and foundation work.
- The project generated $23.0 million in revenues for Hake, which accumulated over 265,000 man hours on the project.



THE HAKE GROUP
A MATRIX SERVICE COMPANY

Current Project - Florida Power & Light Marcus Hook Facility

In 2002, Hake was awarded the turnkey combustion and steam turbine mechanical erection, BOP mechanical and general services support contracts for the Florida Power & Light Marcus Hook project.

- All of the Company's divisions are providing services for the project, including the erection of three GE gas turbines and one GE steam turbine, the installation of the air intake exhaust system, and associated pipe work.
- The facility is a 750 MW three-on-one cogeneration power generation facility.



End Markets - Petrochemical

Hake will benefit from several pieces of major new legislation driving significant contracting-related capital expenditures by petrochemical refiners for the next eight years.

- Domestic petrochemical companies are expected to spend approximately $12 billion through 2010 to upgrade their petroleum refineries to meet recently adopted gasoline and diesel fuel desulfurization requirements.

Gasoline Desulfurization

- The overall costs associated with the equipment, installation, and renovations necessary for all U.S. refineries to meet the EPA's standards for gasoline sulfur content are estimated to be $4 billion.
- Sunoco and Valero expect to spend $225 million and $285 million, respectively, to meet the new gasoline standards.

Diesel Fuel Desulfurization

- The new equipment, installation, and renovation costs associated with refiners meeting the EPA diesel requirements are expected to total approximately $8 billion by 2010.
- Valero estimates that it will spend $135 million to meet the new diesel standards over the next eight years.

The National Petroleum Council has warned that the simultaneous implementation of the new desulfurization policies could lead to a shortage of adequate engineering and construction resources for the petrochemical industry in 2006.